UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 30, 2024

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Third Articles of Amendment and Restatement

On July 30, 2024, the stockholders of Crescent Private Credit Income Corp. (the “Fund”), by unanimous written consent in lieu of a special meeting of stockholders, approved an amendment and restatement of the Fund’s Second Articles of Amendment and Restatement (as amended and restated, the “Third Articles of Amendment and Restatement”) previously adopted by the Board of Directors (the “Board”) of the Fund in response to comments issued by state securities regulators in connection with their review of the Fund’s public offering (the “Offering”) on a continuous basis of up to $2.5 billion in common shares of common stock, par value $0.01 per share (the “Common Shares”), including Class S Common Shares (the “Class S Common Shares”), Class D Common Shares (the “Class D Common Shares”) and Class I Common Shares (the “Class I Common Shares”). The Third Articles of Amendment and Restatement, among other things, provide that: (1) Class D Common Shares and Class S Common Shares will convert automatically to Class I Common Shares if the Fund (A) merges or consolidates with or (B) sells all or substantially all of its assets to an entity that has shares listed on a national securities exchange; (2) any amendment to the Third Articles of Amendment and Restatement or Second Amended and Restated Bylaws (as defined below) that materially alters or changes the powers, preferences or special rights of the Common Shares so as to adversely affect them shall be approved by stockholders entitled to cast a majority of all the votes entitled to be cast on a matter; (3) the Fund’s investment adviser or the Board, as applicable, may not cause the merger or similar reorganization of the Fund without stockholder approval except in a merger of a wholly owned subsidiary corporation with or into its parent corporation in accordance with Section 3-106 of the Maryland General Corporation Law; and (4) the standards applicable to indemnification of an independent director of the Fund shall also apply to any person acting as a broker/dealer on behalf of the Fund. On August 1, 2024, the Fund filed its Third Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland and the amendment became effective immediately upon filing.

The foregoing description of the Third Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Articles of Amendment and Restatement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Bylaws

Effective July 30, 2024, the Board amended and restated the Fund’s Amended and Restated Bylaws (as amended and restated, the “Second Amended and Restated Bylaws”) in response to comments issued by state securities regulators in connection with their review of the Offering. The Second Amended and Restated Bylaws, among other things, provides that: (1) all compensation arrangements between the Fund and its directors, for activity as it relates to their position as directors, shall be approved by a majority of directors, including a majority of independent directors; and (2) each committee of the Board shall be comprised of a majority of independent directors.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Number	Description

3.1	Third Articles of Amendment and Restatement of Crescent Private Credit Income Corp.

3.2	Second Amended and Restated Bylaws of Crescent Private Credit Income Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

August 2, 2024

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer